SECTION 906 CERTIFICATIONS

Sandra Cavanaugh, Principal Executive Officer and Chief Executive Officer; and Mark
E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of
Russell Exchange Traded Funds Trust, a Delaware Statutory Trust (the “Registrant”),
each certify that:

1 .	The Registrant’s periodic report on Form N-CSR for the period ended September 30,
2013 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2 .	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to
Russell Exchange Traded Funds Trust and will be retained by Russell Exchange Traded
Funds Trust and furnished to the Securities and Exchange Commission or its staff upon request.

Principal Executive Officer and	Principal Financial Officer,
Chief Executive Officer	Principal Accounting Officer and
Russell Exchange Traded Funds Trust	Treasurer
Russell Exchange Traded Funds
Trust

_/s/ Sandra Cavanaugh	/s/ Mark E. Swanson________
Sandra Cavanaugh	Mark E. Swanson

Date: November 27, 2013	Date: November 27, 2013